Exhibit 10.3

RENT-WAY, INC.

STOCK OPTION AGREEMENT

     THIS AGREEMENT (“Agreement”) is made and entered into as of this «Day» day of «Month» «Year», by and between Rent-Way, Inc., a Pennsylvania corporation (the “Company”) and the undersigned employee (the “Optionee”).

WITNESSETH:

     WHEREAS, the Company has determined that an option to purchase shares of common stock of the Company be granted to Optionee under the Rent-Way «PlanYear» Stock Option Plan (the “Plan”); and

     WHEREAS, the Board of Directors of the Company or a committee thereof has approved the grant evidenced hereby.

     NOW, THEREFORE, in consideration of the premises, the mutual promises and representations contained in this Agreement, and intending to be legally bound, the parties agree as follows:

1.	Stock Option. The Company hereby grants to Optionee an option (the “Option”) to purchase, upon the terms and conditions set forth herein and in the Plan, that number of shares of common stock of the Company set forth on Exhibit A. Subject to the terms of the Plan and applicable law, the Option will be treated as an incentive stock option or as a non-qualified stock option (in each case as such terms are defined in the Plan) as set forth on Exhibit A.

2.	Terms of Stock Option. The Option is subject to the following terms and conditions:

a.	The exercise price is set forth on Exhibit A.

b.	The Option will vest immediately. The shares of stock subject to the Option will be subject to restrictions on transfer described on Exhibit A. The certificates representing such shares shall bear a legend with respect to those restrictions determined by the Company.

c.	The Option may be exercised in whole or in part at any time or from time to time by delivering a written notice (in the form attached hereto) to the Company and paying to the Company the exercise price. Subject to paragraph (e) below, if Optionee ceases to be employed by, or ceases to be in the service of the Company for any reason other than death or disability, Optionee will have the right to exercise the Option at any time within three months after such termination, but only to the extent the Option was exercisable at the date of such termination. Any portion of the Option not then exercised will immediately expire following such three-month period.

In no event may the Option be exercised after its expiration date.

d.	The Option may be exercised only by Optionee during his or her lifetime, except in the case of death or disability, in which case it may be exercised, in whole or in part, within one year following such death or disability to the extent Optionee could have exercised the Option as of the date of death or disability, by the person or persons who acquire the Option by bequest or inheritance or by the Optionee’s legal representative. In no event may the Option be exercised after its expiration date. The determination of whether Optionee’s employment with or service to the Company has ceased due to disability will be made by the Compensation Committee of the Company’s Board of Directors or such other body administering the Plan in accordance with its terms.

e.	Notwithstanding the second sentence of paragraph (c) above, the Option will expire automatically and may not be exercised following the involuntary termination of Optionee’s employment with or service to the Company. The determination of whether Optionee’s employment with or service to the Company has been involuntarily terminated will be made by the Compensation Committee of the Company’s Board of Directors or such other body administering the Plan in accordance with its terms.

f.	The exercise price will be payable to the Company upon the exercise of the Option either (i) in cash or by check, (ii) by delivery of Company common stock already owned by Optionee having a fair market value equal to the exercise price or (iii) by a combination of (i) and (ii) above. To the extent not inconsistent with the restrictions on transfer pertaining to the stock subject to the Option as described on Exhibit A, the Option may also be exercised by delivery to the Company of an irrevocable written notice instructing the Company to deliver the shares deliverable upon exercise of the Option to a broker selected by the Company, subject to the broker’s written guarantee to deliver cash to the Company in the full amount of the exercise price due on the Option’s exercise. The fair market value of stock delivered in payment of the exercise price of the Option will be determined as of any date in the same manner as the exercise price in accordance with the terms of the Plan.

g.	The Option will expire automatically at 11:59 p.m. Erie, Pennsylvania local time on the expiration date as set forth on Exhibit A.

3.	Rights as Shareholder. Optionee will have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate representing the shares acquired on exercise thereof.

4.	Investment Purpose. This Option is granted on the condition that the purchases of stock covered by the Option will be for investment purposes, and not with a view towards resale or distribution. However, in the event the stock subject to the Option is registered under the Securities Act of 1933, as amended, or a resale of stock without registration with the Securities and Exchange Commission would otherwise be permissible, such condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency, national securities exchange or national securities association. All certificates for common stock issued by the Company pursuant to this Agreement may contain the following statement:

The securities represented by this certificate have not been registered under any applicable federal or state securities acts in reliance upon exemptions under those acts. These securities may not be transferred unless the Company receives a satisfactory opinion of counsel that such transfer has been registered or is exempt from registration under applicable securities laws.

5.	No Right to Continued Employment. Nothing in this agreement, the Plan or any agreement or instrument delivered in connection herewith or therewith confers upon Optionee the right to continue in the employ of or continue to provide service to the Company or to be entitled to any remuneration or benefits not set forth in this Agreement, the Plan or any other agreement, or to interfere with or limit in any way the right of the Company to terminate Optionee’s employment or service.

6.	Miscellaneous.

a.	This Agreement is binding upon the parties and their heirs, legal representatives, successors and assigns.

b.	This Agreement is subject to the terms of the Plan in all respects. Any term or provision hereof that is inconsistent with the Plan will be inoperative and the Plan will control.

c.	The Option represented hereby is not transferable by the Optionee except by will or the laws of descent and distribution.

d.	The Agreement is governed by and will be construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Optionee has signed this Agreement.

OPTIONEE:	RENT-WAY, INC.

«OptioneeName»
«OptioneeSSNumber»

Signature of Optionee	By: William E. Morgenstern

Print Name of Optionee	Title: Chief Executive Officer

Address

Address

EXHIBIT A

Number of shares subject to Option: «NumberofShares»

Tax status of Option: «TaxStatus»

Exercise price of Option: $«ExercisePrice»

Exercisability: The Option will vest and become exercisable immediately on grant.

Expiration Date: The Option may be exercised within a five (5) year period from the date of grant.

Restrictions on Transfer: The shares received on exercise of the Option will not be transferable except as follows:

50% have no restriction.

25% on and after the first anniversary of the grant date of the Option.

25% on and after the second anniversary of the grant date of the Option.

EXERCISE OF STOCK OPTION AND DECLARATION

     Pursuant to the provisions of the stock option agreement entered into as of ___, 200___between Rent-Way, Inc. (the “Company”) and the undersigned as Optionee, I hereby exercise the Option granted thereunder to the extent of ___shares of common stock of the Company. I hereby make payment in full in accordance with the terms of the stock option agreement.

Date: _____________, 20__
(Optionee Signature)
Print Name: _________________________ Social Security Number: _______________ Address: __________________________